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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Brooke Group Ltd. on Form S-8 of: (i) our report, dated April 8, 1998, on our audits of the consolidated financial statements and financial statement schedule of Brooke Group Ltd. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, and (ii) our report, dated March 31, 1998, on our audits of the consolidated financial statements and financial statement schedule of New Valley Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are incorporated by reference in the Annual Report on Form 10-K/A No. 2 of Brooke Group Ltd. for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934.


PricewaterhouseCoopers LLP

Miami, Florida
July 22, 1998